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                                                                     EXHIBIT 99

                                                     Contact:     Cindy Jergan
                                                                (412) 395-3125

           EQUITABLE RESOURCES ESTABLISHES COMMUNITY GIVING FOUNDATION


PITTSBURGH, April 2, 2003/ PRNewswire-FirstCall/ -- Equitable Resources (NYSE: EQT) announced creation of a community giving foundation to further enhance its tradition of financial and volunteer support of non-profit organizations in Pittsburgh and portions of West Virginia and Kentucky.

The company said its community contributions focus on the educational needs of children and the habitability issues facing the growing senior population. Over the past several years, Equitable and its business units have contributed more than $5 million to charitable endeavors, including the support of a wide range of programs benefiting youth and seniors.

Equitable Resources Foundation, Inc. is being established with an initial investment of approximately $17 million, which represents a donation commitment from Equitable of 905,000 shares of Westport Resources Corporation (NYSE:WRC), an exploration and production company in which Equitable continues to have a passive investment. The donation and subsequent monetization of appreciated shares utilizing the newly established Foundation will support Equitable's increased commitment to a community giving program in a much more efficient manner than a community giving program funded by cash donations.

This initial investment is projected to negatively impact Equitable's first quarter 2003 results by three-cents per share and is expected to have no impact on the company's total 2003 earnings guidance of $2.70 to $2.80 per share.

Charlene Petrelli, Equitable Resources vice president, human resources, will also serve as president of the Foundation. All inquiries and applications for Foundation grants should be addressed to:

                     "Equitable Resources Foundation, Inc."
                     ATTN: Bruce Bickel, Executive Director
                                c/o PNC Advisors
                     Private Foundation Management Services
                                  Two PNC Plaza
                               620 Liberty Avenue
                              Pittsburgh, PA 15222
                                 (412) 762-3502
                               (412) 762-5439 Fax
                          bruce.bickel@pncadvisors.com

Equitable Resources is an integrated energy company, with emphasis on Appalachian area natural gas production supply, natural gas transmission and distribution, and leading-edge energy-management services for customers throughout the United States. The company also has energy-service management projects in selected international markets.

DISCLOSURES IN THIS PRESS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS RELATED TO SUCH MATTERS AS EQUITABLE'S INCREASED COMMITMENT TO COMMUNITY GIVING, THE PROJECTED NEGATIVE IMPACT TO EQUITABLE'S FIRST QUARTER 2003 EARNINGS OF $.03 PER SHARE AS A RESULT OF CREATING THE FOUNDATION, AND THE REAFFIRMING OF EQUITABLE'S TOTAL 2003 EARNINGS GUIDANCE OF $2.70 TO $2.80 PER SHARE. THE COMPANY NOTES THAT A VARIETY OF FACTORS COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE ANTICIPATED RESULTS OR OTHER EXPECTATIONS EXPRESSED IN THE COMPANY'S FORWARD-LOOKING STATEMENTS. THE RISKS AND UNCERTAINTIES THAT MAY AFFECT THE FORWARD-LOOKING STATEMENTS AND OPERATIONS, PERFORMANCE, GROWTH AND RESULTS OF THE COMPANY'S BUSINESS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: WEATHER CONDITIONS, COMMODITY PRICES FOR NATURAL GAS AND CRUDE OIL AND ASSOCIATED HEDGING ACTIVITIES, INCLUDING CHANGES IN HEDGE POSITIONS, AVAILABILITY OF FINANCING, CHANGES IN INTEREST RATES, UNANTICIPATED CURTAILMENTS OR DISRUPTIONS IN PRODUCTION, TIMING AND AVAILABILITY OF REGULATORY AND GOVERNMENTAL APPROVALS, THE TIMING AND EXTENT OF THE COMPANY'S SUCCESS IN ACQUIRING UTILITY COMPANIES AND NATURAL GAS AND CRUDE OIL PROPERTIES, THE ABILITY OF THE COMPANY TO DISCOVER, DEVELOP AND PRODUCE RESERVES, THE ABILITY OF THE COMPANY TO ACQUIRE AND APPLY TECHNOLOGY TO ITS OPERATIONS, CHANGES IN TIMING OR TYPES OF CAPITAL SPENDING, THE IMPACT OF COMPETITIVE FACTORS ON PROFIT MARGINS IN VARIOUS MARKETS IN WHICH THE COMPANY COMPETES, CHANGES IN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND/OR THEIR INTERPRETATION, THE ABILITY OF THE COMPANY TO SUCCESSFULLY NEGOTIATE LABOR CONTRACTS, AND THE LEVEL OF FUTURE SHARE REPURCHASES BY THE COMPANY.